UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  January 31, 2007

(Date of earliest event reported)

Maine & Maritimes Corporation

(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangement of Certain Officers

On January 30, 2007, the Board of Directors of Maine & Maritimes Corporation (the “Company”) elected Brian N. Hamel to serve as a Class II director effective immediately until the next Annual Meeting of Stockholders.  Mr. Hamel was also elected as a Director of Maine Public Service Company, a wholly-owned subsidiary of the Company. Mr. Hamel is an independent director under Securities and Exchange Commission and American Stock Exchange rules.  He will be paid retainer amounts in accordance with the Company’s director compensation policy, which will be pro-rated for the current period.

There is no family relationship between Mr. Hamel and any other executive officer or director of the Company and there is no arrangement or understanding under which he was elected as a director of the Company.  There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Hamel has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

To the extent that any information called for in this Item 5.02 is unavailable, the Company will provide such information in an amendment to this Form 8-K within four (4) business days from the time such information becomes available.

ITEM 8.01     Other Events

On January 31, 2007, the Company issued a press release announcing the election of Brian N. Hamel as a new member of its Board of Directors.  A copy of this press release is attached hereto as exhibit 99.1.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits
            99.1  Press Release dated January 31, 2007, announcing election of Brian N. Hamel to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2007
MAINE & MARITIMES CORPORATION
By: /s/ Nathan L. Grass
Nathan L. Grass
Interim President and CEO